UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 8, 2011
Ciena Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-21969	23-2725311

(Commission File Number)	(IRS Employer Identification No.)

1201 Winterson Road, Linthicum, MD	21090

(Address of Principal Executive Offices)	(Zip Code)
(410) 865-8500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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ITEM 5.02	— APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(b), (c) and (e)
     On June 8, 2011, Ciena announced the following appointments and changes in executive officers, all of which will be effective as of August 1, 2011:
•     Michael G. Aquino, 54, will be appointed General Manager, Global Government Solutions. In this capacity, Mr. Aquino will be responsible for leading Ciena’s global sales efforts to federal and state governments, civilian and defense agencies, and research and education institutions. Mr. Aquino joined Ciena in June 2002 and has served as Senior Vice President, Global Field Operations since October 2008, and as Senior Vice President Worldwide Sales from April 2006 to October 2008. He previously held positions with Ciena as Vice President Americas and Vice President Government Solutions.
     In connection with and on the effective date of this appointment, Mr. Aquino’s base salary will decrease from $350,000 to $300,000 and, in lieu of eligibility for sales commissions of up to 100% of his base salary, he will be eligible for an annual target bonus of up to 65% of his base salary under Ciena’s incentive bonus plan (the “Bonus Plan”). The Bonus Plan provides for any such bonus to be paid upon satisfaction of the corporate financial goals and any applicable functional or individual performance goals established by the Compensation Committee of the Board of Directors for the relevant fiscal period. Effective August 1, 2011, Mr. Aquino will receive a restricted stock unit (RSU) award under Ciena’s 2008 Omnibus Incentive Plan (the “2008 Plan”) with a delivered value of $875,000, with the number of shares calculated based on Ciena’s average closing stock price over the 30 day period immediately prior to the date of grant. Provided he remains an employee of Ciena, the RSUs will vest as to the entire grant amount on September 20, 2014. Mr. Aquino will be party to Ciena’s standard executive change in control severance agreement, which provides vice presidents with severance benefits, including a lump sum payment equal to one times their annual base salary and annual target incentive bonus or commission, 12 months of benefits continuation and acceleration of any unvested equity awards, in the event that his employment is terminated by Ciena or any successor entity without “cause,” or by him for “good reason,” within one year following a “change in control” of Ciena. All other terms and conditions of Mr. Aquino’s employment will remain unchanged. As a result of the change in his role, on the effective date, Mr. Aquino will cease to be an executive officer of Ciena.
•     Philippe Morin, 45, will be appointed Senior Vice President, Global Field Operations. In this capacity, Mr. Morin will be responsible for leading Ciena’s global sales and services organizations. Mr. Morin joined Ciena in March 2010 upon the closing of the acquisition of the optical networking and Carrier Ethernet assets of Nortel’s Metro Ethernet Networks (MEN) business (the “MEN Acquisition”), and has since served as Senior Vice President, Global Products Group. Mr. Morin served as President of Nortel’s Metro Ethernet Networks business from May 2006 until the completion of the MEN Acquisition. From January 2003 to May 2006, Mr. Morin held the position of Nortel’s General Manager of Optical Networks.
     In connection with and on the effective date of this appointment, Mr. Morin’s annual base salary will increase from $473,000 CAD to $500,000 CAD, and his annual target bonus eligibility under the Bonus Plan will decrease from 85% to 75% of his base salary. Effective August 1, 2011, Mr. Morin will receive a RSU award under the 2008 Plan with a delivered value of $500,000, and a performance stock unit (PSU) award under the 2008 Plan with a delivered value of $500,000, in each case with the number of shares calculated based on Ciena’s average closing stock price over the 30 day period immediately prior to the date of grant. Provided he remains an employee of Ciena, the RSUs will vest as to one-third of the grant amount on each of December 20, 2013, December 20, 2014 and December 20, 2015. With respect to the PSUs, one-third of the grant amount may be earned at the end of each of fiscal years 2013, 2014 and 2015 based on the Company’s achievement of a pre-determined financial goal for such fiscal year, as established by the Board of Directors. In the event that the Compensation Committee of the Board of Directors determines that the financial goal has been achieved, vesting of that portion of the PSU earned shall occur on December 20 following the relevant fiscal year. All other terms and conditions of Mr. Morin’s employment will remain unchanged.

•     François Locoh-Donou, 39, will be appointed Senior Vice President, Global Products Group. In this capacity, Mr. Locoh-Donou will lead Ciena’s engineering, supply chain, product line management, quality/customer advocacy, product marketing and solutions organizations on a global basis. Mr. Locoh-Donou joined Ciena in August 2002 and has served as Ciena’s Vice President and General Manager, EMEA, since June 2005.
In connection with and on the effective date of this appointment, Mr. Locoh-Donou will receive a $375,000 annual salary and will be eligible for an annual target bonus of up to 75% of his base salary under the Bonus Plan. Effective August 1, 2011, Mr. Locoh-Donou will receive a RSU award under the 2008 Plan with a delivered value of $500,000, and a PSU award under the 2008 Plan with a delivered value of $500,000, in each case with the number of shares calculated based on Ciena’s average closing stock price over the 30 day period immediately prior to the date of grant, and in each case subject to the same vesting and other terms and conditions as those grants provided to Mr. Morin described above. Mr. Locoh-Donou will be party to Ciena’s standard executive change in control severance agreement, which provides senior vice presidents with severance benefits, including a lump sum payment equal to 1.5 times their annual base salary and annual target incentive bonus or commission, 18 months of benefits continuation and acceleration of any unvested equity awards, in the event that his employment is terminated by Ciena or any successor entity without “cause,” or by him for “good reason,” within one year following a “change in control” of Ciena. Mr. Locoh-Donou will also receive benefits in connection with his relocation from the United Kingdom to the United States, including reimbursement of certain relocation-related expenses. In addition, Mr. Locoh-Donou is eligible to receive financial planning and tax preparation services and annual medical examinations on the same terms as provided to Ciena’s other executive officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation
Date: June 8, 2011	By:	/S/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary